UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On September 30, 2016, Lonza Walkersville, Inc. (“Lonza”) informed Amarantus Bioscience Holdings, Inc. (the “Company”) that the Manufacturing Services Agreement dated as of July 14, 2015 between Lonza and the Company (the “MSA”) with respect to the manufacture of the Company’s ESS product, had been terminated by Lonza pursuant to the terms of the MSA due to lack of payment. The Company is seeking to work with Lonza to enter into a new MSA to provide for the initiation of its Phase 2 trial with the US Army, subject to funding by the Company.

Item 8.01 Other Events

On August 26th, 2016, Lonza informed the Company that it had achieved current Good Manufacturing Practices (cGMP)-readiness for the Company’s Engineered Skin Substitute Program.

In addition, the Company extended the exclusivity period of its non-binding Letter of Intent (the "LOI”) with a commercial-stage wound-care company to form a joint venture (the "JV") for the further development of the ESS program. The exclusivity period of the LOI, has been extended for an additional 60 days to October 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: October 6, 2016	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong Title: Chief Executive Officer